UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2023 (April 6, 2023)

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37401	46-5212033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

(615) 771-3052

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A&R Dupuy Employment Agreement

On April 6, 2023, the Board of Directors (the “Board”) of Community Healthcare Trust Incorporated (the “Company”), at the recommendation of the compensation committee of the Board (the “Compensation Committee”), authorized and approved the Amended and Restated Employment Agreement by and between the Company and David H. Dupuy (the “A&R Dupuy Employment Agreement”), which amends and restates in its entirety Mr. Dupuy’s prior Employment Agreement, dated March 11, 2019. On April 6, 2023, the Company and Mr. Dupuy executed the A&R Dupuy Employment Agreement, effective as of April 1, 2023.

Under the terms of the A&R Dupuy Employment Agreement, Mr. Dupuy’s duties have been updated to reflect his promotion to Chief Executive Officer and his agreement to continue to serve as the Company’s Chief Financial Officer until the appointment of his successor. In connection with Mr. Dupuy’s employment in the new role of Chief Executive Officer, the A&R Dupuy Employment Agreement increases Mr. Dupuy’s base salary for 2023 from $529,586 to $647,250, which is a $117,664 increase. The A&R Dupuy Employment Agreement also (i) removes provisions related to reimbursing Mr. Dupuy in connection with relocation and living expenses that are no longer applicable, (ii) grants Mr. Dupuy additional vacation time, (iii) increases the term of his severance compensation in the event of a termination other than for cause and (iv) increases the multipliers included in the calculations of his severance compensation.

The foregoing description of the A&R Dupuy Employment Agreement is qualified in its entirety by reference to the full text of the A&R Dupuy Employment Agreement, which is filed hereto as Exhibit 10.1. The foregoing description of the A&R Dupuy Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Director’s Fee for Chairman of the Board of Directors

On April 6, 2023, the Board, at the recommendation of the Compensation Committee, authorized and approved increasing the lead director’s fee payable to Alan Gardner from $25,000.00 per annum to $100,000.00 per annum to reflect his new position as Chairman of the Board, effective March 3, 2023.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Amended and Restated Employment Agreement, dated April 6, 2023, between Community Healthcare Trust Incorporated and David H. Dupuy
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

Date: April 10, 2023	By:	/s/ Leigh Ann Stach
	Name:	Leigh Ann Stach
	Title:	Executive Vice President and Chief Accounting Officer